OAK INDUSTRIES INC.
                                  EXHIBIT 21
                                 SUBSIDIARIES
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                                                             Jurisdiction
                                                               in which
                                                             Incorporated         Ownership
                                                             or Organized         Percentage
                                                             ------------        ------------
Cabel-Con A/S...........................................      Denmark               100  (1)
Cabel-Con, Inc. (USA)...................................      Arizona               100  (1)
Connector Holding Company...............................      Delaware              100
Croven Crystals Ltd.....................................      Ontario, Canada       100  (2) (3)
Electronic Technologies Inc.............................      Delaware              100
Gilbert Engineering Co., Inc............................      Delaware              100  (4)
Gilbert Engineering France, S.A.........................      France                100  (1)
Harper-Wyman Company....................................      Delaware              100  (14)
Harper-Wyman International Inc..........................      Delaware              100  (5)
Harper-Mex S.A. de C.V..................................      Mexico                100  (6)
H.E.S. International, Inc...............................      Kansas                100  (7)
Kruger Vermogensverwaltungs GmbH........................      Germany               100  (20)
Laboratoire Piezo Electricite S.A.......................      France                100  (22)
Lasertron, Inc..........................................      Massachusetts         100
Lasertron International (UK) Limited....................      United Kingdom        100  (19)
Lasertron Worldwide Inc.................................      Delaware              100  (17)
McCoy International Holding Company.....................      Delaware              100  (8)
National Subscription Television of Chicago Inc.........      Illinois              100  (9)
Oak China Inc...........................................      Delaware              100  (18)
Oak Com Inc.............................................      Delaware              100
Oak Communications Components (Shanghai) Co., Ltd.......      China                 100  (18)
Oak Communications Inc..................................      Delaware              100
Oak Crystal (Cayman) Ltd................................      Cayman Islands        100  (10)
Oak Crystal Inc.........................................      Delaware              100  (11)
Oak Enclosures Inc......................................      Delaware              100
Oak Industries German Holding GmbH......................      Germany               100
Oak Industries Verwaltungs GmbH.........................      Germany               100  (20)
Oak Investment Corporation..............................      Delaware              100  (14)
Oak Omega Inc...........................................      Delaware              100  (12)
Oak Systems Inc.........................................      Delaware              100  (13)
Oak TQ Inc..............................................      Delaware              100
OakGrigsby Inc..........................................      Delaware              100
Piezo Crystal Company...................................      Pennsylvania          100
SGI de Mexico, S.A. de C.V..............................      Mexico                100  (14)
Societe d'Appareillages Electroniques, S.A..............      France                100  (15)
Tele Quarz GmbH.........................................      Germany               100  (21)
Tele Quarz Slovakia S.R.O...............................      Slovakia              100  (22)
Tele Quarz Slovensko S.R.O..............................      Slovakia              100  (23)
Tele Quarz USA Inc......................................      North Carolina        100  (22)
TQ Vermogensverwaltungs GmbH and Co. KG.................      Germany               100  (24)
Wuhan Telecommunication Devices Co......................      China                  50  (16)



(1)   Owned by Gilbert Engineering Co., Inc.
(2)   Owned by Electronic Technologies Inc.
(3)   Doing business as Oak Frequency Control Group.
(4)   Owned by Connector Holding Company.
(5)   Owned by Harper-Wyman Company.
(6)   Owned by Harper-Wyman International Inc.
(7)   Owned by Oak Enclosures Inc.
(8)   50% owned by Electronic Technologies Inc.(and 50% owned by Oak
        Crystal Inc.
(9)   Owned by Oak Systems Inc.
(10)  Owned by Oak Omega Inc.
(11)  Doing business as Oak Frequency Control Group, McCoy, and OFC.
(12)  Owned by Oak Crystal Inc.
(13)  Owned by Oak Investment Corporation.
(14)  Owned by OakGrigsby Inc.
(15)  Owned by Gilbert Engineering France, S.A.
(16)  50% owned by Lasertron, Inc.
(17)  Owned by Lasertron, Inc.
(18)  Owned by Oak Communications Inc.
(19)  Owned by Lasertron Worldwide Inc.
(20)  Owned by Oak Industries German Holding GmbH.
(21)  Owned by Kruger Vermogensverwaltungs GmbH.
(22)  Owned by Tele Quarz GmbH.
(23)  Owned by Tele Quarz Slovakia S.R.O.
(24)  Partners are Oak TQ Inc. and Oak Industries Verwaltungs GmbH.

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